EXHIBIT 99.1

Investor Contact:	Nancy Christal	Media Contact:	Todd Andrews
	Vice President		Director
	Investor Relations		Corporate Communications
	(914) 722-4704		(401) 770-5717

For Immediate Release

CVS CORPORATION DECEMBER SAME STORE SALES INCREASE 9.4%

COMPANY EXPECTS TO EXCEED 2003 EARNINGS GUIDANCE

WOONSOCKET, RHODE ISLAND, January 13, 2004 — CVS Corporation (NYSE: CVS) today announced that total sales for the six-week period ended January 3, 2004 increased 31.8% to $3.36 billion, compared to $2.55 billion in the five-week period ended December 28, 2002.

Same store sales (sales from stores open more than one year) for the six weeks ended January 3, 2004 increased 9.4% over the comparable prior year six-week period. Pharmacy same store sales increased 11.2%, while front-end same store sales increased 6.1%. Total pharmacy sales represented 65.2% of total company sales in December.

For the fourth quarter, total sales for the fourteen-week period ended January 3, 2004 increased 17.5% to $7.45 billion, compared to $6.34 billion for the thirteen-week period ended December 28, 2002. Same store sales for the fourteen-week period increased 7.4% over the comparable prior year fourteen-week period. Pharmacy same store sales increased 9.1%, while front-end same store sales increased 3.9%. Total pharmacy sales represented 67.8% of total company sales in the fourth quarter.

Year-to-date, total sales for the fifty-three week period ended January 3, 2004, increased 10.0% to $26.59 billion, compared to $24.18 billion for the fifty-two week period ended December 28, 2002. Same store sales for the fifty-three week period increased 5.8% over the comparable prior year fifty-three week period. Pharmacy same store sales increased 8.1%, while front-end same store sales increased 1.2%.

“I am extremely pleased with our sales growth in December, especially in the last two weeks of the month,” stated Tom Ryan, Chairman, President, and Chief Executive Officer of CVS Corporation. “We achieved strong sales results in both the pharmacy and front-end businesses. The flu season was earlier than last year and stronger than it has been for several years. This drove both incremental pharmacy sales and the front-end cough and cold category. We also achieved record holiday sales, which continued to be unexpectedly strong after Christmas,” continued Ryan.

“While our books are not yet closed for the year, a strong flu season and healthy sales mix enhanced our margin performance. Given the strong trends in our business, we now expect to exceed our previous diluted earnings per share guidance for 2003, which was a range of $1.95-$2.00 per share.”

The Company plans to announce its financial results for the fourth quarter on February 12, 2004. The Company will be holding a conference call on February 12th for the investment community at 8:30 a.m. (EST) to discuss the quarterly results. The call will be simulcast on the Company’s web site for all interested parties. To access the webcast, visit the Company’s web site at http://investor.cvs.com to hear the call live, or listen to an archive of the call, which will be available for a one-week period following the call.

As of January 3, 2004, CVS operated 4,179 retail and specialty pharmacy stores in 32 states and the District of Columbia.

Celebrating more than 40 years of dynamic growth in the retail pharmacy industry, CVS is committed to being the easiest pharmacy retailer for customers to use. CVS has created innovative approaches to serve the healthcare needs of all customers through its over 4,100 CVS/pharmacy® stores, its online pharmacy; CVS.com® and its pharmacy benefit management and specialty pharmacy subsidiary, PharmaCare Management Services. General information about CVS is available through the Investor Relations portion of the Company’s website, at http://investor.cvs.com.

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the caption “Cautionary Statement Concerning Forward-Looking Statements” in its Annual Report on Form 10-K for the fiscal year ended December 28, 2002 and in its Quarterly Report on Form 10-Q for the quarter ended September 27, 2003.

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